UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

BrightSpring Health Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41938	82-2956404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 N. Whittington Parkway
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 394-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTSG	The Nasdaq Stock Market LLC
6.75% Tangible Equity Units	BTSGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2024, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of BrightSpring Health Services, Inc. (the “Company”) adopted a Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for cash bonus payments based upon the attainment of performance targets established by the Compensation Committee, or its delegee. The performance targets may be related to financial and operational measures or objectives with respect to the Company (the “Corporate Performance Goals”), as well as individual performance objectives. The Bonus Plan is to be administered by the Compensation Committee, which will have full power and authority to administer and interpret the Bonus Plan, and under the terms of the Bonus Plan, the Compensation Committee has delegated to the Chief Executive Officer full power and authority to administer and interpret the Bonus Plan and any cash bonuses awarded under the Bonus Plan with respect to Non-Executive Participants (as defined in the Bonus Plan).

Each key employee who is selected to participate in the Bonus Plan (a “Covered Participant”) will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Covered Participant at the beginning of each performance period. The Corporate Performance Goals will be measured at the end of each performance period. If the Corporate Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but in no event later than two and one-half months after the end of the fiscal year in which such performance bonus is deemed earned by the Compensation Committee or its delegee. Subject to the rights contained in any agreement between the Covered Participant and the Company or unless otherwise determined by the Compensation Committee, a Covered Participant must be employed by the Company on the bonus payment date to be eligible to receive a bonus payment.

The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	BrightSpring Health Services, Inc. Senior Executive Cash Incentive Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

Date:	May 31, 2024	By:	/s/ Jennifer Phipps
		Name: Title:	Jennifer Phipps Chief Accounting Officer